Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the registration statement on Form S-8 of Molecular Partners AG of our report dated March 12, 2024, with respect to the consolidated financial statements of Molecular Partners AG.

/s/ KPMG AG
Zurich, Switzerland
June 26, 2024